                                                                   [Exhibit 34]

Donald J. Campbell, Esq. (State Bar No. 1216)
DONALD J. CAMPBELL & ASSOCIATES
300 So. Fourth Street, Suite 1409
Las Vegas, Nevada 89101

Telephone:  (702) 382-5222

Attorneys for Latham & Watkins
Special Appearing

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA

HILTON HOTELS CORPORATION         )   Case No. CV-S-97-95-PMP (RLH)
and HLT CORPORATION,              )
                                  )
          Plaintiffs,             )   LATHAM & WATKINS' OBJECTIONS
                                  )   TO, AND MOTION TO STRIKE,
     vs.                          )   THE AFFIDAVIT OF THEODORE J.
                                  )   FISCHKIN IN CONNECTION WITH
ITT CORPORATION,                  )   LATHAM & WATKINS' RESPONSE
                                  )   TO ITT CORPORATION'S MOTION
          Defendant.              )   REQUIRING HILTON HOTELS TO
                                  )   DISCHARGE LATHAM & WATKINS
                                  )   AS COUNSEL
----------------------------------)
ITT CORPORATION,                  )
                                  )
          Defendant and           )
          Counterclaimant,        )
                                  )
     vs.                          )
                                  )
HILTON HOTELS CORPORATION         )
and HLT CORPORATION,              )
                                  )
          Plaintiffs and          )
          Counterdefendants.      )
                                  )
----------------------------------

            Latham & Watkins ("Latham") objects to, and moves to strike, the affidavit of Theodore J. Fischkin on the grounds and to the extent set forth below.
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                                                                               2


1. Paragraph 3, at page 2, in its entirety.

      Objection: Hearsay; Mr. Fischkin does not testify that he attended the meeting where the alleged statement was made (Federal Rules of Evidence Rule
802). Hearsay as to Hilton's alleged statement (Federal Rules of Evidence Rule
802). Lacks foundation.

2. Paragraph 4, at page 1, in its entirety.

      Objection: Inadmissible opinion testimony as to whether Latham continues to represent ITT for purposes of the applicable ethical standards (Federal Rules of Evidence Rule 701).

3. Paragraph 5, at pages 2-3, in its entirety.

      Objection: Relevancy as to Latham's representation of ITT's former parent, ITT Industries, Inc., ITT Hartford Group, Inc. and ITT's subsidiaries (Model
Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony as to whether an attorney-client relationship exists between Latham and ITT for purposes of the applicable ethical standards and as to "usefulness" of alleged confidential information (Federal Rules of Evidence Rule 701). Lacks personal knowledge (Federal Rules of Evidence Rule 602;
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                                                                               3


Federal Rules of Civil Procedure 56(e)). Lacks foundation. Argumentative.

4. Paragraph 6, at page 3, lines 4-11:

      "Since June 1995, Latham has been representing ITT and its subsidiary, ITT Educational Services, Inc. ("ESI"), in Elredge, et al. v. ITT Educational Services, Inc., ITT Technical Institute, ITT Corporation, et al. filed in California Superior Court, San Diego. The letter that confirmed the retention on June 16, 1995 (attached hereto as Ex. 1) neither waives any conflicts nor limits the scope or term of the retention."

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony as to whether Latham continues to represent ITT for purposes of the applicable ethical standards (Federal Rules of Evidence Rule 701). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

5. Paragraph 7, at page 3, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

6. Paragraph 8, at page 4, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony as to whether Latham continues to represent ITT for purposes of the applicable ethical standards (Federal Rules of Evidence Rule 701). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002). Much of the Paragraph states conclusion, not facts.

7. Paragraph 9, at pages 4-5, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule
1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony as to whether Latham continues to represent ITT for purposes of the applicable ethical standards (Federal Rules of Evidence Rule 701). Lacks foundation.
Speculative. Argumentative.
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                                                                               5


8. Paragraph 10, at page 5, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002). Lacks foundation.

9. Paragraph 11, at page 5, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

10. Paragraph 12, at page 5, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

11. Paragraph 13, at pages 5-6, in its entirety.

      Objection: Relevancy as to Latham's representation of ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390;

California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony (Federal Rules of Evidence Rule 701). Lacks personal knowledge (Federal Rules of Evidence Rule 602; Federal Rules of Civil Procedure 56(e)). Lacks foundation. Argumentative. Much of the Paragraph states conclusions, not facts.

12. Paragraph 14, at pages 6-7, in its entirety.

      Objection: Relevancy as to Latham's representation of WBIS and Dow Jones & Co. (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Hearsay (Federal Rules of Evidence Rule 802). Lacks personal knowledge (Federal Rules of Civil Procedure 56(e)). Lacks foundation. Argumentative.

13. Paragraph 15, at pages 7-8, in its entirety.

      Objection: Relevancy as to Latham's past representation of ITT on antitrust matters insofar as ITT expressly waived any conflict which such representation might cause (Declaration of J. Thomas Rosch; Federal Rules of Evidence Rule 401, 402, 403). Inadmissible opinion testimony as to whether Latham continues to represent ITT for purposes of the applicable legal standards (Federal

Rules of Evidence Rule 701). Violates Best Evidence Rule (Federal Rule of Evidence Rule 1002). Inadmissible opinion testimony as to whether alleged confidential information would be germane to advising a potential bidder for ITT (Federal Rules of Evidence Rule 701). Lacks personal knowledge (Federal Rules of Evidence Rule 602; Federal Rules of Civil Procedure Rule 56(e)). Lacks foundation. Argumentative.

14. Paragraph 16, at pages 8-9, in its entirety.

      Objection: Relevancy as to Latham's refusal to disclose the details of its representation of Hilton to ITT (Model Rule 1.6(a); Nevada Rule 156; Federal Rules of Evidence Rules 401, 402, 403). Hearsay (Federal Rules of Evidence Rule
802). Inadmissible opinion testimony as to "the disclosure to which any client is entitled" (Federal Rules of Evidence Rule 701). Lacks foundation. Argumentative.

15. Paragraph 17, at page 9, in its entirety.

      Objection: Violates Best Evidence Rule (Federal Rules of Evidence Rule
1002). Relevancy as to Latham's representation of ITT-ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Inadmissible opinion testimony as to whether Latham faced any "ethical problem" (Federal Rules of Evidence Rule 701). Argumentative.

16. Paragraph 18, at pages 9-10, in its entirety.

      Objection: Relevancy as to Latham's representation of ITT-ESI (Model Rule 1.13; Ca. 3-600; ABA Formal Opinion 95-390; California State Bar Formal Opinion 1989-113; Restatement of Law Governing Lawyers 212, Comment D at 695; Federal Rules of Evidence Rules 401, 402, 403). Relevancy insofar as Latham had no duty to represent ITT on appeal. (Mizrahi v. Miscione, 252 Cal. App. 2d 673, 60 Cal. Rptr. 680 (1967); 7 Cal. Jur. 3d at ss. 126; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule
1002).

17. Paragraph 19, at page 10, in its entirety.

      Objection: Relevancy as to Latham's refusal to disclose the details of its representation of Hilton to ITT (Model Rule 1.6(a); Nevada Rule 156; Federal Rules of Evidence Rules 401, 402, 403). Relevancy as to Wachtell's actions (Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

18. Paragraph 20, at pages 10, in its entirety.

      Objection: Relevancy as to Latham's refusal to disclose the details of its representation of Hilton to ITT (Model Rule 1.6(a); Nevada Rule 156; Federal Rules of

Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

19. Paragraph 21, at pages 10-11, in its entirety.

      Objection: Relevancy as to Latham's refusal to disclose the details of its representation of Hilton to ITT (Model Rule 1.6(a); Nevada Rule 156; Federal Rules of Evidence Rules 401, 402, 403). Violates Best Evidence Rule (Federal Rules of Evidence Rule 1002).

20.   Paragraph 22, at pages 11, in its entirety.

      Objection: Relevancy as to Wachtell's actions (Federal Rules of Evidence Rules 401, 402, 403).

Dated:  February 28, 1997               Respectfully submitted,

                                        Donald J. Campbell
                                        DONALD J. CAMPBELL &
                                        ASSOCIATES

                                        By /s/Donald J. Campbell
                                           ---------------------------
                                           Donald J. Campbell
                                        Attorneys for Latham &
                                        Watkins,
                                        Special Appearing

                             CERTIFICATE OF SERVICE

      Pursuant to Fed. R. Civ. P. 5(b), I hereby certify that service of the foregoing LATHAM & WATKINS' OBJECTIONS TO, AND MOTION TO STRIKE, THE AFFIDAVIT OF THEODORE J. FISCHKIN IN CONNECTION WITH LATHAM & WATKINS' RESPONSE TO ITT'S MOTION REQUIRING HILTON TO DISCHARGE LATHAM & WATKINS AS COUNSEL was made this date by delivering by hand a true copy of the same to the following:

            Steve Morris
            Kristina Pickering
            Schreck Morris
            1200 Bank of America Plaza
            300 South Fourth Street
            Las Vegas, Nevada 89101

            Thomas F. Kummer
            Von S. Heinz
            Kummer Kaempfer Bonner & Renshaw
            Seventh Floor
            3800 Howard Hughes Parkway
            Las Vegas, Nevada 89109

any by delivering by overnight mail a true copy of the same

to the following:

            Bernard W. Nussbaum
            Eric M. Roth
            Marc Wolinsky
            Scott L. Black
            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, NY 10019

      Dated this 28th day of February, 1997.

                                        /s/ Mary J. Pizzariello
                                        ------------------------------------
                                        An Employee of the Law Firm